                                                                   EXHIBIT 10.30




                           CERTIFICATE OF TRANSLATION

         I, Louis O. Peloquin, Vice President, General Counsel and Secretary of Golden Star Resources Ltd. (the "Company") declare to the best of my knowledge that the attached is an accurate English translation of the Underwriting Agreement dated October 29, 1996 between Guyanor Ressources S.A. Banque Paribas, Banque Bruxelles Lambert France, Banque Nationale De Paris, CIBC Wood Gundy Securities, Yorkton Securities Inc., Societe De Bourse De Portzamparc S.A. and the Company.




                                                        /s/ Louis O. Peloquin
                                                        ----------------------
                                                        Louis O. Peloquin
                                                        Vice President, General
                                                        Counsel and Secretary
State of Colorado         )
County of Denver          ) ss.

         Subscribed and sworn to before me this 12th day of March, 1997 by Louis O. Peloquin.

                                                        /s/ Nathalie Defferard
                                                        -----------------------
                                                        Notary Public

My Commission Expires: October 25, 1999.

                               GUYANOR RESSOURCES




                       UNDERWRITING AND SELLING AGREEMENT


    Admission to listing on the Nouveau Marche' of new B shares of Guyanor
      Ressources effected in accordance with the diffusion par placement garanti procedure




                             Dated 29 October 1996



                                 REF:  GRLE/PBH

                       UNDERWRITING AND SELLING AGREEMENT

           BETWEEN:

        1 GUYANOR RESSOURCES, a societe anonyme with a share capital of FRF 2,628,208.52, whose registered office is at Lotissement Calimbe II, Route du Tigre, 97300 Cayenne, registered with the Registre du commerce et des societes de Cayenne under No. B 390 919 082 (the "COMPANY");

        2 BANQUE PARIBAS, BANQUE BRUXELLES LAMBERT FRANCE, BANQUE NATIONALE DE PARIS, CIBC WOOD GUNDY SECURITIES PLC AND YORKTON SECURITIES INC. (the "UNDERWRITERS"and each an "UNDERWRITER");

        3  SOCIETE DE BOURSE DE PORTZAMPARC S.A. ("SOCIeTe DE BOURSE"); and

        4 GOLDEN STAR RESOURCES LTD, a company incorporated under Canadian law whose registered office is at 885 West Georgia Street, Vancouver, British Colombia, Canada V6C 3H4 ("GOLDEN STAR").

           WHEREAS

           The Company's share capital currently comprises 22,500,000 A shares and 15,045,836 B shares with a nominal value of FRF 0.07 each (the "SHARES"). Only the B Shares are listed on the Toronto Stock Exchange.

           Pursuant to a separate agreement dated 14 May 1996, the Company authorised Banque Paribas, Banque Bruxelles Lambert France and the Societe de Bourse to act on its behalf in preparing and effecting the listing on the Nouveau Marche of B Shares in the Company (the "B SHARES"). Banque Paribas and Banque Bruxelles Lambert France have been appointed as listing advisers - market makers (etablissements introducteurs teneurs de marche) for the purposes of such listing. The Societe de Bourse has been appointed as joint listing adviser - market maker (co-introducteur teneur de marche). In addition, the societe de bourse Courcoux-Bouvet and the Societe de Bourse have been appointed to act as market makers (teneurs de marche).

           The Company has made an application to the Societe du Nouveau Marche, in accordance with applicable regulations, to list its B Shares on the Nouveau Marche, and in connection therewith has agreed to comply with the regulations in force regarding undertakings to be made to the Commission des Operations de Bourse (the "COB") and to the Societe du Nouveau Marche (the "SNM"), as well as those concerning shareholder information.

           The Comite des Admissions of the SNM, at its meeting of 7 October 1996, decided to admit the B Shares of the Company to listing on the Nouveau Marche.

           The distribution to the public of the Company's B Shares referred to in Clause 2 below, will be effected by an underwritten offering of new B Shares (the "OFFERING") in and outside France (excluding Canada and the United States of America) followed by a listing by the market makers from 30 October 1996.

           In connection with the listing on the Nouveau Marche, the Extraordinary General Meeting (assemblee generale mixte) of shareholders of the Company held on 11 June 1996 authorised the Board of Directors of the Company (conseil d'administration) to increase the nominal share capital of the Company by a maximum global amount of FRF 280 000 by the issue of 4 000 000 new B Shares of a nominal value of FRF 0.07 each to be subscribed in cash; this amount may be increased by up to a maximum of FRF 320 600 in the event of excess demand for Shares during the offering period. The Extraordinary General Meeting also resolved to waive shareholders' preferential subscription rights in relation to the offering in France and abroad, and delegated to the Board of Directors, with the possibility of sub-delegation to its Chairman, the authority to agree the terms of the share capital increase.

           Pursuant to the authorisation granted by the Extraordinary General Meeting (assemblee generale mixte) referred to above, the Board of Directors of the Company at its meeting of 23 September 1996 delegated to its Chairman the authority to agree the terms of the offering, in particular the timetable, the exact number of shares to be issued and the issue price of the shares.

           The Chairman of the Board of Directors of the Company has decided today to proceed with the issue of 1,000,000 B Shares of a nominal value of FRF 0.07 (the "NEW SHARES").

           It has been agreed that, in order to cover over-allotments, a maximum of 150,000 Over-Allotment B Shares may be sold by certain of Golden Star's employees, in accordance with the provisions of Clause 4 below (the "OVER-ALLOTMENT SHARES").

           The New Shares issued for the purpose of the share capital increase and, as the case may be, the Over-Allotment Shares, will be the subject of an offering in and outside France (excluding Canada and the United States of America) subject to the terms of this Agreement; the New Shares and the Over-Allotment Shares are together described as the "PLACED SHARES".

           The detailed terms and conditions of the offering are set out in a preliminary prospectus which received visa No. 96-424 dated 8 October 1996 from the COB (the "PRELIMINARY PROSPECTUS") and a final prospectus (the "PROSPECTUS" and, together with the Preliminary Prospectus, the "INFORMATION DOCUMENTS") which is the subject of an application for a visa from the COB, as well as the notice published on 16 October 1996 and the notice to be published on 1 November 1996, in each case, in the Bulletin des annonces legales obligatoires.

           IT IS AGREED as follows:-


        1  MANAGEMENT OF THE TRANSACTION

           Banque Paribas and Banque Bruxelles Lambert France, the listing advisers-market makers (etablissements introducteurs-teneurs de marche), will jointly manage and co-ordinate the offering, Banque Paribas will act as bookrunner and the Societe de Bourse will act as joint listing adviser-market maker (co-introducteur teneur de marche).

        2  OFFERING

      2.1 In accordance with applicable regulations, an offering of B Shares, comprising 1,000,000 New Shares and, as the case may be, a maximum of 150,000 Over-Allotment Shares, will be made before, and no later than, the date of listing.

      2.2 These shares shall be distributed by the Underwriters and the Societe de Bourse by an offering followed by listing. The preplacement ran from 17 October to 29 October 1996. The subscription price of each New Share is FRF 49 (the "PRICE"). The Price was fixed by the Company at the end of the book-building period after consultation with Banque Paribas and Banque Bruxelles Lambert France by matching offers and demands for shares according to the technique known as "book-building" as developed in accordance with market practice and by reference to the last quoted price of B Shares on the Toronto Stock Exchange. The Price will be published in an SNM notice.

      2.3 The Company confirms that it authorises the Underwriters and the Societe de Bourse to offer the Placed Shares comprised in the Offering in accordance with the terms of this Agreement.

      2.4 In order to facilitate the first listing, scheduled for 30 October 1996, the Underwriters may have a quantity of shares with which to supply the market. These shares will, if necessary, be deducted from the shares comprising the Offering and may represent approximately 10 per cent of it.


        3  UNDERWRITING COMMITMENT

      3.1 Each Underwriter undertakes to the Company, with regard to the number of New Shares indicated below next to its name (the "UNDERWRITING COMMITMENT") jointly and not severally with the other Underwriters, to underwrite the subscription of all the New Shares on the basis of the Price defined in Clause 2.2.

      3.2 For such purpose, the Underwriters undertake to procure the subscription of the New Shares by investors in and outside France (excluding Canada and the United States of America) or failing which, to subscribe the New Shares themselves, at the Price and subject to the provisions hereof.

      3.3 The Company undertakes to issue the New Shares, either to the Underwriters or the investors designated by them, on the Closing Date (as defined in Clause 9) at the Price and subject to the provisions hereof. The New Shares will carry dividend rights as from 1 January 1996.

      3.4 The Underwriting Commitments entered into by the Underwriters are as follows:



                                                          %         NUMBER OF NEW SHARES

BANQUE PARIBAS                                            55               550,000
BANQUE BRUXELLES LAMBERT FRANCE                           20               200,000
BANQUE NATIONALE DE PARIS                                 15               150,000
CIBC WOOD GUNDY SECURITIES plc                            5                 50,000
YORKTON SECURITIES INC.                                   5                 50,000
-----------------------------------------------------------------------------------------
TOTAL                                                    100              1,000,000

           If at the end of the listing process a portion of shares has not been subscribed, the underwriting commitment of the Underwriters will be triggered, and they shall, in proportion to their respective Underwriting Commitments set out above, be liable to purchase such shares between them.

           If the option described in Clause 4 below is exercised, the offering of Over-Allotment Shares will be underwritten, jointly and not severally with the other Underwriters, by the Underwriters in the same proportions.


        4  OPTION TO INCREASE THE NUMBER OF SHARES OFFERED

      4.1 Solely for the purpose of covering any over-allotments in connection with the Offering, Golden Star undertakes that certain of its employees will on request sell up to 150,000 Over-Allotment Shares to the Underwriters represented by Banque Paribas, if Banque Paribas, after consultation with Banque Bruxelles Lambert France, so requests.

           In order to exercise the option described in the previous paragraph, Banque Paribas must give written notice to Golden Star on behalf of certain of its employees, which (a) must be received no later than 10 a.m. (Denver time) on 20 November 1996, (b) must indicate the number of Over-Allotment Shares in respect of which the option is exercised and (c) must be substantially in the form set out in the Schedule to this Agreement.

           Such notice will be irrevocable. As soon as Golden Star receives such notice it will proceed to procure, within a maximum period of 3 Paris stock exchange working days, that certain of its employees sell the relevant number of Over-Allotment Shares.

           The transfer price per Over-Allotment Share will be the Price per New Share as defined in Clause 2.2 above.

           The payment of the aggregate Price and delivery of Over-Allotment Shares will take place pursuant to the terms of Clause 9 of this Agreement.

           All conditions, representations and undertakings given in respect of the Shares and the New Shares pursuant to this Agreement will apply, mutatis mutandis, to the Over-Allotment Shares.


        5  SELLING RESTRICTIONS

      5.1  GENERAL RESTRICTIONS

           Each Underwriter and the Societe de Bourse covenant:

           5.1.1 to offer and sell the Placed Shares solely in accordance with French laws and regulations, and the laws and regulations in force in the country in which the Offering is made;

           5.1.2 to comply with the offer and sale restrictions set out in this Agreement;

           5.1.3 not to use or distribute the Information Documents in any country where such use or distribution would contravene the applicable laws or regulations of, or would require a filing with, or the prior authorisation of, a competent authority of, such country, each Underwriter and the Societe de Bourse acknowledging to the Company, Banque Paribas and Banque Bruxelles Lambert France that these Information Documents have not been filed or registered so as to allow a public offering or their distribution for such purpose in any country other than France; and

           5.1.4 not to offer or sell the Placed Shares in Canada or the United States of America.

      5.2  SELLING RESTRICTIONS RELATING TO CANADA

           Each Underwriter and the Societe de Bourse covenant that, in accordance with securities laws and rules applicable to the Company in Canada, the New Shares issued in connection with the listing on the Nouveau Marche of Paris may neither be offered, sold or otherwise transferred to a Canadian resident nor traded on a Canadian stock exchange until 40 days after the first listing of the New Shares. Consequently, any transfer of New Shares during this period would constitute a breach of the above-mentioned restrictions.

      5.3  SELLING RESTRICTIONS RELATING TO THE UNITED STATES OF AMERICA

           Each Underwriter and the Societe de Bourse understand that the Placed Shares have not been and will not be registered under the U.S Securities Act of 1933, as amended (the "SECURITIES ACT") and may not be offered or sold in the United States or to US persons or persons acting on their behalf. Each Underwriter and the Societe de Bourse represent that neither they, nor any of their respective affiliates nor any persons acting on their behalf, have offered or sold, and agree that they will not offer or sell within the United States or to US persons or to any persons acting on their behalf, any of that portion of the Placed Shares they are required to place. Neither the Underwriters nor the Societe de Bourse nor any of their affiliates, nor any person acting on its or their behalf has engaged or will engage in any "directed selling efforts" with respect to the Placed Shares. Terms defined in this paragraph shall have the meanings given to them by Regulation S under the Securities Act.

      5.4  SELLING RESTRICTIONS RELATING TO THE UNITED KINGDOM

           Each of the Underwriters and the Societe de Bourse represent and warrant that:

           5.4.1 they have not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Placed Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

           5.4.2 they have complied with and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by them or to be done by them in respect of the Placed Shares in, from or otherwise involving the United Kingdom; and

           5.4.3 they have not issued or passed on, and will not issue or pass on, in the United Kingdom any document received by them in connection with the offering of the Placed Shares to a person who is not of a kind described in Article 11(3) of the

                     Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is not a person to whom the document may otherwise lawfully be issued or passed on.


        6 COVENANTS OF THE LISTING ADVISERS - MARKET MAKERS (ETABLISSEMENTS INTRODUCTEURS TENEURS DE MARCHE)

           Banque Paribas, Banque Bruxelles Lambert France and the Societe de Bourse, in their capacity as listing advisers-market makers (etablissements introducteurs teneurs de marche), having assumed that the documents which have been presented to them in connection with the admission to listing on the Nouveau Marche of the B Shares were accurate and complete and that the representations made to them were true, have examined the memorandum and articles of association (statuts), management reports and accounts, minutes of shareholders' general meetings and of the meetings of the board of directors for the last two financial years of the Company, the stock option plan in relation to category B Shares, the reports of the independent mining experts of the Company, the agreements and undertakings which the Company believed may have a significant impact on its future (in particular, the management agreement entered into with Golden Star, partnership agreements, the Declaration de Politique d'Entente with the Chamber of Commerce and Industry of French Guyana, and the titres miniers, and have participated in meetings with the auditor (Commissaire aux Comptes) (the financial statements for the financial years 1994 and 1995 having been audited by a sole auditor) and the internal legal advisers and avocats to the Company.

           On this basis, Banque Paribas, Banque Bruxelles Lambert France and the Societe de Bourse declare that the Information Documents contain no contradictions or information on material points which they believe to be misleading in relation to the factors known to them or which they requested.


        7  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      7.1  REPRESENTATIONS OF THE COMPANY

           The Company represents that:

           7.1.1 it and its subsidiaries, as defined in article 354 of Law No. 66-537 of 24 July 1966 (the "SUBSIDIARIES"), are validly constituted and carrying on business in accordance with applicable laws;

           7.1.2 it has full power and authority to enter into this Agreement and that this Agreement has been validly authorised by its decision making bodies;

           7.1.3     all the provisions of this Agreement are binding on it;

           7.1.4 there is no litigation, current, or so far as it is aware, threatened against the Company or any of its Subsidiaries, other than that listed in the Information Documents, which could have a material adverse effect on the financial position of the Company or which could affect the performance of this Agreement or the issue by the Company of the New Shares;

           7.1.5 the financial statements contained in the Information Documents are a true and accurate description and give a fair view of the financial situation of the Company and its Subsidiaries taken as a whole and of their financial results at the respective dates of those financial statements and that they were prepared in accordance with accounting principles generally accepted in France; and that since 30 June 1996 there has been (i) no material adverse change in nor (ii) any circumstance that has had or is likely to have a material adverse effect on the legal, economic or financial position, the operating results, the business or financial prospects of the Company and its Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT") other than those described in the Information Documents;

           7.1.6 that the contents of each of the Information Documents prepared in connection with the listing advisers-market makers (etablissements introducteurs teneurs de marche) are true and contain all material information concerning the Company and its Subsidiaries and the issue of the Shares and the rights attaching to them, and that this information is true and accurate and that there are no material omissions;

           7.1.7 neither the Company nor any of its Subsidiaries is in default in the performance of a contractual obligation, the non-performance of which is likely to have a Material Adverse Effect or to adversely affect the ability of the Company to perform its obligations under this Agreement;

           7.1.8 the Shares are, and the New Shares will, subject to the approval of relevant authorities be validly issued and free of any charge at the Closing Date and that the B Shares are, and the New Shares will be subject to the agreement of the relevant authorities, listed on the Toronto Stock Exchange and on the Nouveau Marche and accepted for clearance through Sicovam, the Euroclear System and Cedel Bank, societe anonyme no later than 30 October 1996 and that the Company will take all necessary steps to maintain this listing;

           7.1.9 neither the terms of the B Shares, whether Over-Allotment Shares or New Shares (when issued), nor the provisions of this Agreement are in breach of any provision of French law or regulation, the memorandum and articles of association (statuts) of the Company nor any other undertaking of the Company;

           7.1.10 neither the Company nor any of its affiliates (as defined in Rule 405 of the Securities Act) ("AFFILIATES") of the Company, nor any person acting on behalf of the Company or its Affiliates have undertaken nor will undertake any directed selling efforts in the United States of America ("DIRECTED SELLING EFFORTS" as defined by Regulation S) relating to the Placed Shares;

           7.1.11 the Company is a foreign issuer (as defined by Rule 902(f) of Regulation S) and reasonably considers that it does not have a "substantial market interest" (as defined by Regulation S) for its Shares; and

           7.1.12 neither the Company nor any of its affiliates, nor any person acting on its or their behalf have, directly or indirectly, taken any action that would require the registration of the Placed Shares under the Securities Act.

      7.2  UNDERTAKINGS OF THE COMPANY

           7.2.1 The Company undertakes to publish or promptly provide (at its own cost) to the COB and to Banque Paribas and Banque Bruxelles Lambert France, on behalf of the Underwriters and the Societe de Bourse until the Closing Date, all information necessary to amend the Information Documents so that the information contained therein is not misleading in any material respect.

           7.2.2 The Company undertakes that for a period expiring 180 calendar days after the date of this Agreement, it will not, without the prior written consent of Banque Paribas and Banque Bruxelles Lambert France (such consent only to be withheld on reasonable grounds), issue, offer or sell, directly or indirectly, shares, investment certificates or securities giving the right, by conversion, exchange, redemption, presentation of a warrant or any other means, to the allotment of securities representing a proportion of the share capital of the Company. This sub-paragraph
                     6.2.2 neither applies to the securities which are the subject of this Agreement nor to any shares to be issued following the exercise of subscription rights granted pursuant to the stock option plan of the Company.


        8  UNDERTAKINGS AND REPRESENTATIONS OF GOLDEN STAR

      8.1  REPRESENTATIONS OF GOLDEN STAR

           Golden Star represents that:

           8.1.1     it is validly constituted;

           8.1.2 it has full power and authority to enter into this Agreement and that this Agreement has been validly authorised by its decision making bodies;

           8.1.3     all the provisions of this Agreement are binding on it;

           8.1.4 the signing and performance of this Agreement do not contravene any provision of any law or regulation of Canada, nor any other undertaking made by it and that all necessary opinions, decisions, orders or authorisations have been made or obtained and remain in force at the date of this Agreement;

           8.1.5 it has undertaken to the Toronto Stock Exchange, in connection with the listing of the B Shares on the Toronto Stock Exchange, not to sell 16,769,912 A Shares of the Company representing 44.94% of the Company's share capital; pursuant to the terms of this undertaking 10% of these shares were made available on 14 March 1996, and additional tranches will be made available over the coming years, as indicated in the Preliminary Prospectus; and that the SNM has agreed to recognise this undertaking in substitution for the obligation imposed by Clause 1.1 of SMN Instruction No. 96-9 in relation to the retention obligation of, and the publishing of, share transactions by, managing shareholders; and

           8.1.6 that it is not in default in the performance of any contractual obligation, the non-performance of which is likely to adversely affect Golden Star's ability to perform its obligations under this Agreement.

      8.2  UNDERTAKING OF GOLDEN STAR

           8.2.1 Golden Star confirms that, for a period of 180 calendar days after the date of this Agreement, that it will not, without prior written consent of Banque Paribas and Banque Bruxelles Lambert France (such consent only to be withheld on reasonable grounds), sell, directly or indirectly, shares, investment certificates or securities giving the right, by conversion, exchange, redemption, presentation of a warrant or any other means, to the allotment of securities representing a proportion of the share capital of the Company, with the exception of the shares made available to Underwriters pursuant to the rules of the Nouveau Marche and 4,027,274 B Shares held by Golden Star and transferable pursuant to the Plan of Arrangement dated 21 December 1994 entered into between Golden Star and the Company and certain options granted by Golden Star to the non-salaried directors of the Company and Golden Star.

           8.2.2 Golden Star undertakes that each of its employees which transfers its Over-Allotment Shares pursuant to the option granted in accordance with Clause 4 (a) has or will have full power and capacity to sell the Over-Allotment Shares;
                     (b) is, at the date of this Agreement, and will remain until the Closing Date or will at the Closing Date be the valid and absolute owner of the Over-Allotment Shares that it sells; (c) that on the date of this Agreement and/or on the Closing Date the Over-Allotment Shares are or will be free and clear of any pledge, lien, privilege or other encumbrances of any nature whatsoever, and of any third-party claims other than those resulting from this Agreement; and (d) that the transfer of the Over-Allotment Shares does not contravene any provision of any law or regulation affecting each of its employees nor any undertaking entered into by any of them.

           8.2.3 Golden Star undertakes that neither each of its employees which transfers Over-Allotment Shares in accordance with Clause 4 of this Agreement nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts in the United States (as defined in Regulation S) relating to the Over-Allotment Shares and has not taken nor will take any action that would require registration of the Placed Shares under the Securities Act.


        9  CLOSING

      9.1 The closing date (the "CLOSING DATE") will be 5 November 1996, being 3 stock exchange days after the first listing, or such later date as may be agreed between the Company and Golden Star, and the Underwriters and the Societe de Bourse represented by Banque Paribas, provided that such date shall not, in any event, be later than 15 November 1996.

      9.2 On the Closing Date, payment of the aggregate Price of New Shares and delivery of New Shares will take place simultaneously as follows:

           9.2.1 each Underwriter and the Societe de Bourse shall pay to Banque Paribas the aggregate Price of the New Shares and Banque Paribas will deposit, in a special non-interest bearing account opened in its books, a sum in French francs corresponding to the aggregate Price of New Shares and, after issuing the depositary certificate, will transfer such sum to the account designated by the Company, after deduction of the commission referred to in Clause 12 below; and

           9.2.2 the Company will give appropriate instructions in order to transfer the New Shares to the account of Banque Paribas on behalf of the Underwriters and the Societe de Bourse.

      9.3 If the option is exercised in accordance with Clause 4 above, payment of the aggregate Price and delivery of the Over-Allotment Shares will take place, unless the Company and Golden Star, and the Underwriters represented by Banque Paribas, agree otherwise, on the date which is the later of:

           o      the Closing Date;

           o the third day that the Paris bourse is open for business following the date on which the above notice is given to Golden Star (the "SECOND CLOSING DATE").

           On this date, payment of the aggregate Price and delivery of the Over-Allotment Shares will take place simultaneously as follows:

           9.3.1 the Underwriters and the Societe de Bourse will pay Banque Paribas the aggregate Price for the Over-Allotment Shares and Banque Paribas will transfer to Golden Star, for the account of certain of its employees, the aggregate Price for any Over-Allotment Shares sold by them to the Underwriters, after deduction of the commission referred to in Clause 12 (a) below; and

           9.3.2 Golden Star will take such steps as are necessary to procure that certain of its employees transfer the Over-Allotment Shares to Banque Paribas on behalf of the Underwriters.


       10  CONDITIONS PRECEDENT TO CLOSING

          The representations given by the Company and Golden Star will be accurate as at the date of this Agreement and will remain so as at the Closing Date and, if necessary, at the Second Closing Date, and the Company and Golden Star will have complied with their undertakings set out in Clauses 7.2 and 8.2.


       11  SUPERVISION AND STABILISATION OF THE MARKET

           During the period (the "SUPERVISION PERIOD") from the date of this Agreement until 27 November 1996 the Underwriters reserve the right:

           (a) to intervene in the Nouveau Marche for the purpose of stabilizing the market price of the B Shares.

           (b)       to make over-allotments; and

           (c) to purchase B shares solely to cover over-allotments as well as any hedging transaction or to close out any position;

           all in accordance with applicable laws and regulations.

           For this purpose, the Underwriters have decided to form a group responsible for stabilizing the market for the B Shares on the Nouveau Marche in which each participant will participate





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           pro rata to its initial Underwriting Commitment under this
           Agreement, such commitment being expressed as an amount in French francs based on the Price.

           All decisions relating to stabilization activities will be made by Banque Paribas and Banque Bruxelles Lambert France. Banque Paribas will manage the stabilization group and will carry out stabilization transactions for the account of the Underwriters.

           The net maximum aggregate amount (taking into account purchases and sales) that may be invested during the Supervision Period in connection with the stabilization and hedging activities mentioned above and the covering of over-allotments (but excluding over-allotments which may be covered by the exercise of the option in accordance with Clause 4) shall not exceed, including expenses and commissions, 10 percent of the aggregate initial Underwriting Commitments of the Underwriters, as calculated in the second paragraph of this Clause 11.


       12  COMMISSIONS, TAXES, DUTIES AND EXPENSES

           As a fee for their services under this Agreement:

           (a) the Underwriters and the Societe de Bourse will be paid a selling concession equal to 2 percent. (net of tax) of the amount obtained by multiplying the Price by the aggregate number of New Shares and Over-Allotment Shares placed by the Underwriters and the Societe de Bourse or acquired by the Underwriters through the exercise of their Underwriting Commitments as set out in Clause 3; and

           (b) the Underwriters will be paid an underwriting commission equal to 1.50 percent of the amount obtained by multiplying the Price by the aggregate number of New Shares.

           These commissions include neither the incidental expenses in relation to the transaction, and in particular, advertising costs, publishing costs and the costs of investors' meetings and experts' costs (apart from those expressly requested by the listing advisers
           - market makers), nor the fee due to the COB, nor the commission due to SNM, nor any taxation expenses of any kind which will be borne by the Company.

           The selling concession will be increased by any taxes and charges of any kind to which it may be subject at the time of payment, in particular value added tax. The underwriting commission is exempt from these taxes.

           The total fees will be paid, on behalf of the relevant parties, to Banque Paribas as indicated in Clause 9 above, and Banque Paribas will pay to such parties the fees to which they are entitled.


       13  TERMINATION

     13.1 Notwithstanding any provision to the contrary in this Agreement, this Agreement may be terminated at any time prior to the Closing Date by a decision notified to the Company made on behalf of the Underwriters by Banque Paribas, after prior consultation with the other Underwriters and the Societe de Bourse, if any of the events or circumstances set out below shall have occurred and provided that such event or circumstance is, in the reasonable





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
           opinion of Banque Paribas, so material as to render impossible or seriously prejudice the sale of the Placed Shares:

           (a) if since the date of execution of this Agreement there shall have occurred a political, financial or economic event or a material adverse change in, or circumstance having or likely to have, a material adverse effect on, the financial position, operating results or activity of the Company or its Subsidiaries taken as a whole, or any change in currency exchange rates or in foreign exchange regulations, or any event seriously affecting the listing of the B Shares on the Nouveau Marche or the Toronto Stock Exchange, or a material change in the trading of the B Shares on the Nouveau Marche or Toronto Stock Exchange, or a significant fall in the level of any official stock market index on the Paris, Toronto, New York or London Stock Exchanges;

           (b) if on or before the Closing Date the representations made and given in Clauses 7 and 8 by the Company or Golden Star are found to be inaccurate or have not been complied with, or the undertakings specified in Clauses 7 and 8 have not been complied with.

     13.2 If this Agreement is terminated pursuant to one of the above events, the parties will be released from all obligations resulting from this Agreement and the date of listing will be postponed. In such case, the parties to this Agreement shall agree on new terms and conditions to govern the transaction.


       14  NOTICES

           All notices in relation to this Agreement must be made in writing and sent:

           For the Company to:

                     Guyanor Ressources, Lotissement Calimbe II, Route du Tigre, 97300 Cayenne

                     Telephone: (0 594) 29 54 44 Fax: (0 594) 37 92 24 To the
                     attention of: Jacques Spijkerman, Directeur administratif et financier

                     Telephone: (1) 303 830 9000Fax: (1) 303 830 9092 To the
                     attention of: Louis Peloquin

           For Golden Star to:

                     Golden Star Resources Ltd., One Norwest Center, 1700 Lincoln Street, Suite 1950, Denver, Colorado 80203 USA

                     Telephone: (1) 303 830 9000 Fax: (1) 303 830 9092. To the
                     attention of: Gordon Bell, Chief Financial Officer/Louis Peloquin, General Counsel

           For Banque Paribas to:

                     Banque Paribas, 3, rue d'Antin 75002 Paris

                     Telephone: (33) 1 42 98 09 96 Fax: (33) 1 42 98 09 94
                     Telex: 230 983. To the attention of: Marc Vermeulen





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
           For Banque Bruxelles Lambert France to:

                     Banque Bruxelles Lambert France, Immeuble Kupka B, 92906 Paris La Defense 7 Cedex

                     Telephone: (33) 1 41 26 70 24 Fax: (33) 1 41 26 79 27
                     Telex: 616 794. To the attention of: Renault Segalen


       15  GOVERNING LAW

           This Agreement shall be governed by French law.


       16  JURISDICTION

           Any dispute relating to the interpretation and/or execution of this Agreement which cannot be resolved amicably will be submitted to the exclusive jurisdiction of the Paris Tribunal de Commerce.

           For the purposes of this Agreement, the representatives of Golden Star Ressources Ltd and Guyanor Ressources elect domicile at Gibson, Dunn & Crutcher's offices in Paris.

           Signed in Paris on 29 October 1996

           In 8 originals


           GUYANOR RESSOURCES

           Represented by:

           /s/ Louis O. Peloquin

           BANQUE PARIBAS

           Represented by:

           /s/ Vermeulen

           BANQUE BRUXELLES LAMBERT FRANCE

           Represented by:

           /s/ Vermeulen

           BANQUE NATIONALE DE PARIS

           CIBC WOOD GUNDY SECURITIES PLC

           YORKTON SECURITIES INC.

           Represented by:

           /s/ Vermeulen

           SOCIETE DE BOURSE DE PORTZAMPARC S.A.

           Represented by:

           /s/ Vermeulen

           GOLDEN STAR RESOURCES LTD

           Represented by:

           /s/ David K. Fagin





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
                                    SCHEDULE



    FORM OF THE TELEX FOR EXERCISE OF THE OPTION RELATING TO EXISTING SHARES


         PURSUANT TO CLAUSE 4 OF THE UNDERWRITING AND SELLING AGREEMENT



           Golden Star Resources Ltd., One Norwest Center, 1700 Lincoln Street, Suite 1950, Denver, Colorado 80203 U.S.A.

           To the attention of Gordon Bell, Chief Financial Officer


                                                               Paris, [ o ] 1996



     ADMISSION TO LISTING ON THE NOUVEAU MARCHeOF NEW B SHARES OF GUYANOR
                 RESSOURCES UNDERWRITING AND SELLING AGREEMENT


           Dear Sirs

           We refer to the Underwriting and Selling Agreement dated 29 October 1996.

           By this letter, we hereby exercise, on behalf of the Underwriter, parties to the Underwriting and Selling Agreement, the option referred to in Clause 4 of the Underwriting and Selling Agreement with a view to acquiring [ o ] Over-Allotment Shares (as defined in the Underwriting and Selling Agreement) and we undertake to pay the Price in respect of such Over-Allotment Shares pursuant to the terms of the Underwriting and Selling Agreement.

           Yours faithfully




           Banque Paribas





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